Exhibit 10.10B

FIRST PACTRUST BANCORP, INC.

18500 VON KARMAN AVENUE, SUITE 1100

IRVINE, CALIFORNIA 92612

September 25, 2012

Chang Liu

Executive Vice President and Chief Lending Officer

First PacTrust Bancorp, Inc. and Pacific Trust Bank

18500 Von Karman, Suite 1100

Irvine, California 92612

Re:   Second Amendment to Employment Agreement

Dear Chang:

This Second Amendment to Employment Agreement (this “Agreement”) supplements and amends that certain employment agreement dated as of November 29, 2010 (your “Employment Agreement”), as previously amended, between and among you, First PacTrust Bancorp, Inc. (the “Corporation”), and Pacific Trust Bank (the “Bank” and, together with the Corporation, the “Company”). Capitalized terms not separately defined herein shall have the meanings ascribed thereto in your Employment Agreement.

In consideration of the services which you provide to the Company, upon execution of this Agreement, the Company is prepared to amend your Employment Agreement as follows:

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In each case where the reference to eighteen (18) months appears in Sections 10(b), 10(c) and 11 of your Employment Agreement, those sections shall be amended to provide instead for “twenty four (24) months’ salary”, “twenty four (24) equal monthly installments”, and “twenty four (24) months following termination”, respectively.

You acknowledge and agree that this Agreement shall be incorporated into your Employment Agreement and is made in compliance therewith. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronically as a .pdf file, and each of which shall be deemed an original of this agreement, and all of which, when taken together, shall be deemed to constitute one and the same instrument.

This Agreement supersedes all prior negotiations, discussions and correspondence and together with the Employment Agreement, as previously amended, constitutes the entire agreement among the parties with respect to the subject matter hereof. Except as expressly provided in this agreement, all provisions of your Employment Agreement shall remain in full force and effect, and the parties shall continue to have all their rights and remedies under your Employment Agreement.

In the event of any conflict between the provisions of this Agreement and the provisions contained in your Employment Agreement (as in effect immediately prior to the execution hereof), the provisions of this Agreement shall control. If any clause, phrase, term, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of the Agreement and shall not affect the application of any clause, phrase, term, provision or portion hereof to other persons or circumstances. Upon a determination that any clause, phrase, term, provision or portion of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contemplated hereby be accomplished as originally contemplated to the greatest extent possible.

Please acknowledge your agreement to the terms hereof by signing this agreement as provided below and returning your signed copy to the Company.

FIRST PACTRUST BANCORP, INC.

/s/ Steven Sugarman
Steven Sugarman, Chief Executive Officer

Date:	September 25, 2012

PACIFIC TRUST BANK

/s/ Robert Franko
Robert Franko, Chief Executive Officer

Date:	September 25, 2012

Accepted and Agreed:

/s/ Chang Liu
Chang Liu, Executive Vice President and Chief Lending Officer

Date:	September 25, 2012